Exhibit 99.2

VerifyMe Announces Closing of $5.0 Million Private Placement Priced At-the-Market Under Nasdaq Rules

ROCHESTER, N.Y., April 14, 2022 /PRNewswire/ -- VerifyMe, Inc. (NASDAQ: VRME) ("VerifyMe," "we," "our," or the "Company"), providing authentication, supply chain monitoring, and data-rich consumer engagement features using unique smartphone readable codes on their products to brand owners, announced today the closing of its previously announced private placement priced at-the-market under Nasdaq rules for the issuance and sale of approximately $5.0 million of its common stock (or-prefunded warrants to purchase common stock in lieu thereof) and warrants. Each share of common stock (or pre-funded warrant in lieu thereof) was sold together with an accompanying warrant at a combined effective purchase price of $3.215. Under the terms of the purchase agreement, VerifyMe sold 1,555,208 shares of common stock (or pre-funded warrants in lieu thereof) and warrants to purchase up to an aggregate of 1,555,208 shares of common stock. The warrants are exercisable for a period of five years commencing six months from the date of issuance and have an exercise price of $3.215 per share. Certain officers and directors purchased 93,312 shares of common stock and 93,312 warrants in this offering.

Maxim Group LLC acted as the sole placement agent for the offering.

The shares of common stock, pre-funded warrants and warrants described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock and the shares issuable upon exercise of the pre-funded warrants and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), is a technology solutions provider specializing in products to connect brands with consumers. VerifyMe technologies give brand owners the ability to gather business intelligence while engaging directly with their consumers. VerifyMe technologies also provide brand protection and supply chain functions such as counterfeit prevention, authentication, serialization, and track and trace features for labels, packaging and products. To learn more, visit www.verifyme.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements regarding revenue opportunities, the use of our products with additional capabilities, strategic partnerships, commercialization efforts, our sales pipeline and opportunities, and geographic areas, markets and industries in which we intend to expand our business. The words "believe," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include, market and other conditions, the impact of the COVID-19 pandemic, intellectual property litigation, the successful development of our sales and marketing capabilities, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field. These risk factors and uncertainties include those more fully described in VerifyMe's Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

For Licensing or Other Information Contact:

Company: VerifyMe, Inc.
Email: IR@verifyme.com
Website: http://www.verifyme.com

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